*090303*

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of Barbara K. Cegavske Secretary of State State of Nevada
Document Number 20150339212-68
Filing Date and Time 07/27/2015 10:30 AM
Entity Number E0214052007-4

# Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

## Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

HCi VioCare

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

100,000,000 shares of common stock with a par value of $0.0001
5,000,000 shares of preferred stock with a par value of $0.0001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

700,000,000 shares of common stock with a par value of $0.0001
5,000,000 shares of preferred stock with a par value of $0.0001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

The corporation shall issue seven (7) shares of common stock for every one (1) share of common stock issued and outstanding immediately prior to the effective date of the stock split.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No fractional shares shall be issued. Fractional shares shall be rounded up.

7. Effective date and time of filing: (optional) Date: August 7, 2015 Time:

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X

Signature of Officer

President

Title

**IMPORTANT:** Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*

W0279145